Exhibit 99.1

Blackstone Mortgage Trust Reports

Second Quarter 2018 Results

New York, July 24, 2018: Blackstone Mortgage Trust, Inc. (NYSE:BXMT) today reported its second quarter 2018 results.

Stephen D. Plavin, Chief Executive Officer, said, “BXMT’s record origination volume in the second quarter is a testament to the strength of our platform and ability to consistently produce large scale, high quality investments that drive our strong performance.”

Blackstone Mortgage Trust issued a full detailed presentation of its second quarter 2018 results, which can be viewed at www.bxmt.com.

Quarterly Investor Call Details

Blackstone Mortgage Trust will host a conference call on Wednesday, July 25, 2018 at 10:00 a.m. ET to discuss second quarter 2018 results. The conference call can be accessed by dialing +1 (888) 268-4178 (U.S. domestic) or +1 (617) 597-5494 (international), with the passcode 245-054-61# or by webcast at www.bxmt.com (listen only). For those unable to listen to the live broadcast, a recorded replay will be available on the company’s website or by telephone beginning approximately two hours after the event. The replay call number is +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), with the passcode 859-717-57#.

About Blackstone Mortgage Trust

Blackstone Mortgage Trust (NYSE:BXMT) is a real estate finance company that originates senior loans collateralized by commercial real estate in North America and Europe. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns primarily through dividends generated from current income from our loan portfolio. We are externally managed by BXMT Advisors L.L.C., a subsidiary of Blackstone. Further information is available at www.bxmt.com.

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, and the communities in which it works. Blackstone does this by using extraordinary people and flexible capital to help companies solve problems. Blackstone’s asset management businesses, with approximately $440 billion in assets under

Blackstone Mortgage Trust, Inc.

345 Park Avenue

New York, New York 10154

T 212 655 0220

management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements and Other Matters

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Blackstone Mortgage Trust’s current views with respect to, among other things, Blackstone Mortgage Trust’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone Mortgage Trust believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission (“SEC”) which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone Mortgage Trust assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

Investor and Media Relations Contacts

Weston Tucker Investor Relations Blackstone +1 (212) 583-5231 tucker@blackstone.com	Paula Chirhart Media Relations Blackstone +1 (212) 583-5263 paula.chirhart@blackstone.com